Exhibit 99

Contacts: Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL DELIVERS THIRD-QUARTER REPORTED SALES GROWTH OF 6%,
OPERATING CASH FLOW GROWTH OF 33%

•	Organic Sales up 7% Driven by Aerospace and Safety and Productivity Solutions
•	Operating Income Margin up 40 Basis Points, Segment Margin up 70 Basis Points to 19.4%
•	Reported Earnings per Share of $3.11; Adjusted EPS[1] of $2.03, up 17%
•	Adjusted Free Cash Flow[2] up 51%, Conversion 119%
•	Updated Guidance Reflects Broad-Based Strength in Business Outlook and Impact from Two Spin-Offs

MORRIS PLAINS, N.J., October 19, 2018 -- Honeywell (NYSE: HON) today announced financial results for the third quarter of 2018 and revised its full-year 2018 guidance to reflect the impact of the spin-offs.

“Honeywell continued to build on its strong first-half performance, delivering exceptional results across the board. Organic sales were up 7 percent driven by continued double-digit growth in our warehouse automation business; strong growth across the Aerospace business; demand for Solstice® low global-warming materials and short-cycle Process Solutions software and services; and continued momentum in Homes and ADI global distribution. The increased volumes, coupled with our operational excellence initiatives, drove 70 basis points of segment margin expansion, which is 20 basis points above the high end of our guidance. This resulted in adjusted earnings per share1 of $2.03, up 17 percent year-over-year,” said Darius Adamczyk, Chairman and Chief Executive Officer of Honeywell. “In the third quarter, we generated more than $1.8 billion of adjusted free cash flow2, up 51 percent year-over-year, with conversion of 119 percent. We also repurchased approximately $600 million in Honeywell shares in the third quarter and increased our dividend by 10 percent – the ninth double-digit increase since 2010. Through the third quarter of 2018, we have committed more than $4.5 billion in capital deployment through share repurchases, dividends and acquisitions.

“This has been an exciting year for Honeywell. The portfolio changes we announced at this time last year are nearly complete, and we recently announced the acquisition of Transnorm, a leading provider of warehouse automation solutions with a large and growing installed base and an attractive aftermarket.

1 Adjusted EPS and adjusted EPS V% excludes separation costs related to the spin-offs of Resideo and Garrett, and adjustments to the 4Q17 U.S. tax legislation charge.

2 Adjusted free cash flow, associated conversion and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs. Conversion also excludes adjustments to the 4Q17 U.S. tax legislation charge.

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Honeywell Q3’18 Results - 2

We are well positioned to deliver strong results in 2019 and are committed to delivering outstanding returns for our shareowners over the long term,” Adamczyk concluded.

The company revised its full-year guidance3 to reflect the strong operational performance in the first three quarters of 2018, the completion of the spin-off of Garrett Motion Inc. (NYSE: GTX), which separated from Honeywell on October 1, and the expected completion of the spin-off of Resideo Technologies, Inc. on October 29. Sales are now expected to be $41.7 billion to $41.8 billion; organic sales growth is now expected to be approximately 6 percent; segment margin expansion is now expected to be 50 to 60 basis points; and adjusted earnings per share4 is now expected to be $7.95 to $8.00. The new guidance range takes into account $0.27 of net earnings dilution from the separation of the Garrett and Resideo businesses, partially offset by a $0.07 increase to reflect the company’s improved fourth-quarter outlook.

The company also updated its cash flow guidance. A summary of the company’s full-year guidance changes can be found in Table 1.

Honeywell will discuss the results during an investor conference call today starting at 8:30 a.m. Eastern Daylight Time.

Third-Quarter Performance

Honeywell sales for the third quarter were up 6 percent on a reported basis and up 7 percent on an organic basis. The difference between reported and organic sales primarily relates to the impact of foreign currency translation. Third-quarter reported earnings per share was $3.11, which includes $233 million of separation costs (including net tax impacts) associated with the Garrett and Resideo spin-offs and a $1 billion favorable adjustment to the charge the company took in the fourth quarter of 2017 related to U.S. tax legislation. The third-quarter financial results can be found in Tables 2 and 3.

Aerospace sales for the third quarter were up 10 percent on an organic basis driven by robust demand from business aviation original equipment manufacturers, continued strength in the U.S. and international defense business, growth in the air transport and business aviation aftermarket, and demand for light vehicle gas turbochargers in Transportation Systems (which was spun-off as Garrett Motion Inc. effective October 1). Segment margin expanded 80 basis points to 22.1 percent, primarily driven by higher defense and aftermarket volumes, Commercial Excellence and lower customer incentives.

Home and Building Technologies sales for the third quarter were up 3 percent on an organic basis driven by continued strength in the ADI Global Distribution business, demand for commercial fire products and residential thermal solutions, and growth in Building Solutions. Segment margin expanded 10 basis points to 17.1 percent, primarily driven by Commercial Excellence and productivity (including benefits from previously funded and executed restructuring), largely offset by inflation and unfavorable mix.

Performance Materials and Technologies sales for the third quarter were up 4 percent on an organic basis driven by demand for Solstice® low global warming products in Advanced Materials; short-cycle products, services and software demand in Process Solutions; and growth in engineering sales in UOP. Segment margin contracted, as anticipated, by 70 basis points to 21.2 percent, primarily driven by unfavorable mix in UOP.

3 As discussed in the attached reconciliations, we do not publish margin or EPS guidance on a GAAP basis.

4 Adjusted EPS guidance excludes pension mark-to-market, separation costs related to the spin-offs of Resideo and Garrett, and adjustments to the 4Q17 U.S. tax legislation charge.

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Honeywell Q3’18 Results - 3

Safety and Productivity Solutions sales for the third quarter were up 12 percent on an organic basis driven by continued double-digit sales growth in the Intelligrated business, strong demand for new mobility solutions in productivity products, and higher volumes in sensing and industrial safety. Segment margin expanded 150 basis points to 16.6 percent, primarily driven by Commercial Excellence, productivity and higher sales volumes.

To participate on the conference call, please dial (866) 548-4713 (domestic) or (323) 794-2093 (international) approximately ten minutes before the 8:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2018 earnings call or provide the conference code HON3Q18. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, October 19, until 12:30 p.m. EDT, October 26, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 5040626.

TABLE 1: FULL-YEAR 2018 GUIDANCE – NOW UPDATED TO REFLECT SPIN-OFFS5

	Previous Guidance	Current Guidance
Sales	$43.1B - $43.6B	$41.7B - $41.8B
Organic Growth	5% - 6%	~ 6%
Segment Margin	19.4% - 19.6%	19.5% - 19.6%
Expansion	Up 40 - 60 bps	Up 50 - 60 bps
Adjusted Earnings Per Share	$8.10 - $8.20	$7.95 - $8.00
Earnings Growth	13% - 15%	11% - 12%
Operating Cash Flow	N/A	$6.2B - $6.8B
Growth		4% - 14%
Adjusted Free Cash Flow	$5.6B - $6.2B	$5.8B - $6.2B
Growth	13% - 26%	18% - 26%

TABLE 2: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

	3Q 2017	3Q 2018	Change
Sales	10,121	10,762	6%
Organic			7%
Segment Margin	18.7%	19.4%	70 bps
Operating Income Margin	15.2%	15.6%	40 bps
Earnings Per Share
Reported	$1.74	$3.11	79%
Adjusted (Excluding Separation Costs of $233M and $1B Favorable Adjustment to the 4Q17 U.S. Tax Legislation Charge)	$1.74	$2.03	17%
Cash Flow from Operations	1,407	1,878	33%
Adjusted Free Cash Flow (Excluding Separation Cost Impacts of $114M)	1,195	1,809	51%

5 Guidance reflects the completion of the spin-off of Garrett Motion Inc. on Oct. 1 and the expected completion of the spin-off of Resideo Technologies, Inc. on Oct. 29. Guidance for EPS and EPS V% excludes pension mark-to-market, separation costs related to the spin-offs, and the 4Q17 U.S. tax legislation charge and adjustments to such charge; guidance for adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs. As discussed in the attached reconciliation, we do not publish margin or EPS guidance on a GAAP basis.

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Honeywell Q3’18 Results - 4

TABLE 3: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	3Q 2017	3Q 2018	Change
Sales	3,657	4,030	10%
Organic			10%
Segment Profit	780	891	14%
Segment Margin	21.3%	22.1%	80 bps

HOME AND BUILDING TECHNOLOGIES
Sales	2,479	2,517	2%
Organic			3%
Segment Profit	421	430	2%
Segment Margin	17.0%	17.1%	10 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,571	2,640	3%
Organic			4%
Segment Profit	563	560	~Flat
Segment Margin	21.9%	21.2%	(70) bps

SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,414	1,575	11%
Organic			12%
Segment Profit	213	262	23%
Segment Margin	15.1%	16.6%	150 bps

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the Resideo separation. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed Resideo separation. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, acquisitions and divestitures for the first 12 months following transaction date, and impacts from adoption of the new accounting guidance on revenue from contracts with customers that arise solely due to non-comparable accounting treatment of contracts existing in the prior period; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell,

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Honeywell Q3’18 Results - 5

excluding pension mark-to-market expenses, separation costs related to the spin-offs, the 4Q17 U.S. tax legislation charge, and adjustments to such charge, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, the 4Q17 U.S. tax legislation charge, and adjustments to such charge, if and as noted in the release. Other than references to reported earnings per share, all references to earnings per share in this release are so adjusted. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell Q3’18 Results - 6

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Product sales	$8,477	$8,052	$25,414	$23,671
Service sales	2,285	2,069	6,659	6,020
Net sales	10,762	10,121	32,073	29,691

Costs, expenses and other
Cost of products sold (A)	6,127	5,795	18,234	16,982
Cost of services sold (A)	1,429	1,259	4,127	3,622
	7,556	7,054	22,361	20,604
Selling, general and administrative expenses (A)	1,524	1,524	4,527	4,403
Other (income) expense	(275)	(316)	(859)	(834)
Interest and other financial charges	99	81	277	235
	8,904	8,343	26,306	24,408

Income before taxes	1,858	1,778	5,767	5,283
Tax expense (benefit)	(498)	416	679	1,188

Net income	2,356	1,362	5,088	4,095

Less: Net income attributable to the noncontrolling interest	18	17	44	31

Net income attributable to Honeywell	$2,338	$1,345	$5,044	$4,064

Earnings per share of common stock - basic	$3.15	$1.76	$6.76	$5.33

Earnings per share of common stock - assuming dilution	$3.11	$1.74	$6.67	$5.26

Weighted average number of shares outstanding – basic	741.8	762.2	746.0	763.1

Weighted average number of shares outstanding - assuming dilution	752.0	771.4	756.0	773.1

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

Honeywell Q3’18 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2018	2017	2018	2017

Aerospace	$4,030	$3,657	$12,065	$10,877

Home and Building Technologies	2,517	2,479	7,496	7,162

Performance Materials and Technologies	2,640	2,571	7,872	7,485

Safety and Productivity Solutions	1,575	1,414	4,640	4,167

Total	$10,762	$10,121	$32,073	$29,691

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2018	2017	2018	2017

Aerospace	$891	$780	$2,702	$2,395

Home and Building Technologies	430	421	1,273	1,189

Performance Materials and Technologies	560	563	1,676	1,599

Safety and Productivity Solutions	262	213	760	621

Corporate	(53)	(82)	(181)	(210)

Total segment profit	2,090	1,895	6,230	5,594

Interest and other financial charges	(99)	(81)	(277)	(235)
Stock compensation expense (A)	(41)	(39)	(131)	(133)
Pension ongoing income (B)	247	183	745	546
Other postretirement income (B)	12	6	24	16
Repositioning and other charges (C,D)	(299)	(235)	(756)	(586)
Other (E)	(52)	49	(68)	81

Income before taxes	$1,858	$1,778	$5,767	$5,283

(A)	Amounts included in Selling, general and administrative expenses.
(B)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(C)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(D)	Includes repositioning, asbestos, and environmental expenses.
(E)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell Q3’18 Results - 8

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$9,803	$7,059
Short-term investments	1,850	3,758
Accounts receivable - net	8,568	8,866
Inventories	5,061	4,613
Other current assets	1,346	1,706
Total current assets	26,628	26,002

Investments and long-term receivables	754	667
Property, plant and equipment - net	5,966	5,926
Goodwill	18,186	18,277
Other intangible assets - net	4,202	4,496
Insurance recoveries for asbestos related liabilities	465	479
Deferred income taxes	376	251
Other assets	5,350	3,372

Total assets	$61,927	$59,470

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$7,050	$6,584
Commercial paper and other short-term borrowings	3,977	3,958
Current maturities of long-term debt	215	1,351
Accrued liabilities	6,658	6,968
Total current liabilities	17,900	18,861

Long-term debt	14,059	12,573
Deferred income taxes	1,905	2,664
Postretirement benefit obligations other than pensions	440	512
Asbestos related liabilities	2,252	2,260
Other liabilities	6,948	5,930
Redeemable noncontrolling interest	7	5
Shareowners’ equity	18,416	16,665

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$61,927	$59,470

Honeywell Q3’18 Results - 9

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$2,356	$1,362	$5,088	$4,095
Less: Net income attributable to the noncontrolling interest	18	17	44	31
Net income attributable to Honeywell	2,338	1,345	5,044	4,064
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	186	180	558	534
Amortization	100	105	304	298
Repositioning and other charges	299	236	756	586
Net payments for repositioning and other charges	(191)	(130)	(519)	(394)
Pension and other postretirement income	(259)	(189)	(769)	(562)
Pension and other postretirement benefit payments	(23)	(24)	(67)	(71)
Stock compensation expense	41	39	131	133
Deferred income taxes	(596)	13	(482)	(77)
Other	(241)	(30)	(163)	(38)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	34	(132)	131	(408)
Inventories	(270)	(102)	(459)	(400)
Other current assets	182	16	356	13
Accounts payable	242	90	466	404
Accrued liabilities	36	(10)	(412)	(288)
Net cash provided by operating activities	1,878	1,407	4,875	3,794

Cash flows from investing activities:
Expenditures for property, plant and equipment	(183)	(212)	(522)	(613)
Proceeds from disposals of property, plant and equipment	1	21	4	46
Increase in investments	(1,095)	(1,820)	(2,882)	(4,149)
Decrease in investments	1,126	952	4,634	2,793
Cash paid for acquisitions, net of cash acquired	(51)	(57)	(51)	(72)
Other	30	(83)	250	(196)
Net cash provided by (used for) investing activities	(172)	(1,199)	1,433	(2,191)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	6,551	3,772	19,300	8,808
Payments of commercial paper and other short-term borrowings	(7,001)	(3,773)	(19,153)	(8,608)
Proceeds from issuance of common stock	115	87	242	463
Proceeds from issuance of long-term debt	21	23	26	39
Payments of long-term debt	(26)	(39)	(1,303)	(69)
Repurchases of common stock	(604)	(343)	(2,308)	(1,335)
Cash dividends paid	(553)	(505)	(1,669)	(1,554)
Pre-separation funding	1,604	-	1,604	-
Other	(23)	(26)	(141)	(131)
Net cash provided by (used for) by financing activities	84	(804)	(3,402)	(2,387)

Effect of foreign exchange rate changes on cash and cash equivalents	(69)	108	(162)	330
Net increase (decrease) in cash and cash equivalents	1,721	(488)	2,744	(454)
Cash and cash equivalents at beginning of period	8,082	7,877	7,059	7,843
Cash and cash equivalents at end of period	$9,803	$7,389	$9,803	$7,389

Honeywell Q3’18 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Segment Profit	$2,090	$1,895	$6,230	$5,594

Stock compensation expense (A)	(41)	(39)	(131)	(133)
Repositioning and other (B,C)	(313)	(249)	(753)	(591)
Pension and other postretirement service costs (D)	(54)	(64)	(161)	(186)
Operating Income	$1,682	$1,543	$5,185	$4,684

Segment Profit	$2,090	$1,895	$6,230	$5,594
÷ Net Sales	$10,762	$10,121	$32,073	$29,691
Segment Profit Margin %	19.4%	18.7%	19.4%	18.8%

Operating Income	$1,682	$1,543	$5,185	$4,684
÷ Net Sales	$10,762	$10,121	$32,073	$29,691
Operating Income Margin %	15.6%	15.2%	16.2%	15.8%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(D)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q3’18 Results - 11

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended September 30, 2018
Honeywell
Reported sales % change	6%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	7%

Aerospace
Reported sales % change	10%
Less: Foreign currency translation	-
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	10%

Home and Building Technologies
Reported sales % change	2%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	3%

Performance Materials and Technologies
Reported sales % change	3%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	4%

Safety and Productivity Solutions
Reported sales % change	11%
Less: Foreign currency translation	(1)%
Less: Acquisitions, divestitures and other, net	-
Organic sales % change	12%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, acquisitions, net of divestitures, and non-comparable impacts from adoption of the new revenue recognition standard. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell Q3’18 Results - 12

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)

(Dollars in millions)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017

Cash provided by operating activities	$1,878	$1,407
Expenditures for property, plant and equipment	(183)	(212)
Free cash flow	1,695	1,195
Separation cost payments	114	-
Adjusted free cash flow	$1,809	$1,195

Net income attributable to Honeywell	$2,338	$1,345
Separation costs, includes net tax impacts	233	-
Adjustments to 4Q17 U.S tax legislation charge	(1,047)	-
Adjusted net income attributable to Honeywell	$1,524	$1,345

Cash provided by operating activities	$1,878	$1,407
÷ Net income attributable to Honeywell	$2,338	$1,345
Operating cash flow conversion	80%	105%

Adjusted free cash flow	$1,809	$1,195
÷ Adjusted net income attributable to Honeywell	$1,524	$1,345
Adjusted free cash flow conversion %	119%	89%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q3 ’18 Results - 13

Honeywell International Inc.

Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended September 30,
	2018	2017

Earnings per share of common stock - assuming dilution (1)	$3.11	$1.74
Separation costs (2)	0.31	-
Adjustments to 4Q17 U.S. tax legislation charge	(1.39)	-
Adjusted earnings per share of common stock - assuming dilution	$2.03	$1.74

(1) For the three months ended September 30, 2018 and 2017, utilizes weighted average shares of approximately 752 million and 771.4 million.

(2) Separation costs of $248 million ($233 million including net tax impacts) includes $132 million of tax costs we incurred in the restructuring of the ownership of various legal entities in anticipation of the spin-off transactions (“frictional tax costs”) and $116 million ($101 million including net tax impacts) of other separation costs.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q3 ’18 Results - 14

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31, 2017

Segment profit	$7,690

Stock compensation expense (A)	(176)
Repositioning and other (B,C)	(962)
Pension and other postretirement service costs (D)	(249)
Operating income	$6,303

Segment profit	$7,690
÷ Net sales	$40,534
Segment profit margin %	19.0%

Operating income	$6,303
÷ Net sales	$40,534
Operating income margin %	15.5%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(D)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell Q3 ’18 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Adjusted Earnings Per Share (Unaudited)

	Twelve Months Ended December 31, 2017(1)	Twelve Months Ended December 31, 2018

Earnings per share of common stock - assuming dilution (EPS)	$2.00	TBD
Pension mark-to-market expense	0.09	TBD
Separation costs	0.02	TBD
Adjustments to 4Q17 U.S. tax legislation charge	5.04	TBD
Adjusted EPS	$7.15	$7.95 - $8.00

(1) Utilizes weighted average shares of approximately 772.1 million for full year. Pension mark-to-market expense uses a blended tax rate of 23%.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets, the separation costs given the inherent uncertainty in the estimates, and any adjustments to the 4Q17 U.S. tax legislation charge as the amounts are provisional. We therefore do not include an estimate for the pension mark-to-market expense, separation costs, or adjustments to 4Q17 U.S. tax legislation charge in this reconciliation. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.

Honeywell Q3 ’18 Results - 16

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Twelve Months Ended December 31, 2017 ($M)	Twelve Months Ended December 31, 2018 ($B)

Cash provided by operating activities	$5,966	~$6.2 - $6.8
Expenditures for property, plant and equipment	(1,031)	~(0.9)
Free cash flow	4,935	~5.3 - 5.9
Separation cost payments	-	~0.3 - 0.5
Adjusted free cash flow	$4,935	~$5.8 - $6.2

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.